Rubincon Ventures Inc.

Suite 2410, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N7

Ph: 604-689-8336 Fax: 604-682-5564

February 22, 2006

Armen Investments, LLC

116 NW 4th Avenue

Boca Raton, Florida

33432

Dear Sirs:

Re: Subscription Agreement (the "Agreement") with Rubincon Ventures Inc. (the "Company") dated February 15, 2006

This letter is written to confirm your agreement to amend the terms of the Agreement as follows:

Sections 6.2 and 6.3 of the Agreement are hereby removed and replaced with the new sections 6.2 and 6.3 as follows:

6.2 The Subscriber understands that the proceeds from this sale of securities is intended to be used by the issuer primarily for acquisitions to be made subsequent to the acquisition of an operating company by the Issuer as a result of which the Issuer is no longer a shell company as defined under the federal securities laws, of other businesses, assets, technologies and intellectual property, and for investments in research and development (each an "Acquisition") to complement the Issuer's business plans. The Issuer is obligated to use its best efforts to file with the SEC a registration statement registering for resale under the Securities Act of 1933 all of the Shares issued hereunder on the earlier of (i) 90 days after the closing of an Acquisition or (ii) nine months of the date of the Subscriber's subscription date, which subscription date is February 15, 2006 (such earlier dates shall be referred to as the "Filing Date"). In the event that the Issuer files with the SEC a registration statement registering shares other than the Shares, and does so before the Filing Date, the Subscriber shall have the right, commonly known as a "piggy-back registration right", to have the Subscriber's Shares included in any such registration statement.

6.3 In the event that the Issuer does not file with the SEC, on or before the Filing Date, a registration statement as described in Section 6.2 above, then the Subscriber shall be entitled to receive an additional number of Shares equal to 10% of the number of Shares subscribed for and the Issuer shall issue the additional Shares to the Subscriber within 15 days after the Filing Date. For greater clarity, if a Subscriber subscribes for 2,500,000 Shares, and the registration statement is not filed with the SEC by the Filing Date, then that Subscriber would receive an additional 250,000 Shares.

In all other ways, the Agreement remains in full force and effect, unamended.

Please execute a copy of this letter and return it to the office of our corporate counsel at (604) 608-4223.

Should you have any questions or concerns, please do not hesitate to contact us at anytime.

Yours truly,

RUBINCON VENTURES INC.

Guy Peckham,

President

The above terms of amendment of our subscription agreement with Rubincon Ventures Inc. dated February 15, 2006 are hereby read, understood, acknowledged and accepted.

_________________________

ARMEN INVESTMENTS LLC